                                                                     EXHIBIT 3.3

                                     BYLAWS
                                       OF
                                PODS EQUITY, INC.
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                                                                                           Page
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
ARTICLE I - SEAL AND FISCAL YEAR.............................................................1
         1.1          Seal...................................................................1
         1.2          Fiscal Year............................................................1

ARTICLE II - SHAREHOLDER MEETINGS............................................................1
         2.1          Place of Meetings......................................................1
         2.2          Annual Meeting.........................................................1
         2.3          Special Meetings.......................................................1
         2.4          Notice.................................................................1
         2.5          Notice of Adjourned Meetings...........................................2
         2.6          Closing of Transfer Books and Fixing Record Date.......................2
         2.7          Voting Record..........................................................3
         2.8          Shareholder Quorum and Voting..........................................3
         2.9          Voting of Shares.......................................................4
         2.10         Waiver of Notice.......................................................5
         2.11         Proxies................................................................5
         2.12         Voting Trusts..........................................................6
         2.13         Shareholder Agreements.................................................6
         2.14         Action by Shareholders Without a Meeting...............................6

ARTICLE III - DIRECTORS......................................................................7
         3.1          Function...............................................................7
         3.2          Qualification..........................................................7
         3.3          Compensation...........................................................7
         3.4          Duties of Directors....................................................7
         3.5          Presumption of Assent..................................................8
         3.6          Number.................................................................8
         3.7          Election and Term......................................................8
         3.8          Vacancies..............................................................8
         3.9          Removal of Directors...................................................9
         3.10         Quorum and Voting......................................................9
         3.11         Director Conflicts of Interest.........................................9
         3.12         Executive and Other Committees........................................10
         3.13         Place of Meetings.....................................................11
         3.14         Time, Notice and Call of Meetings.....................................11
         3.15         Action Without a Meeting..............................................12

ARTICLE IV - OFFICERS.......................................................................12
         4.1          Officers..............................................................12
         4.2          Duties................................................................12
         4.3          Removal of Officers...................................................13
         4.4          Delegation of Duties..................................................13



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

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
ARTICLE V - STOCK CERTIFICATES..............................................................14
         5.1          Issuance..............................................................14
         5.2          Form..................................................................14
         5.3          Transfers of Shares...................................................15
         5.4          Lost, Stolen or Destroyed Certificates................................15

ARTICLE VI - BOOKS AND RECORDS..............................................................15
         6.1          Books and Records.....................................................15
         6.2          Shareholders' Inspection Rights.......................................15
         6.3          Financial Information.................................................16

ARTICLE VII - DIVIDENDS.....................................................................16

ARTICLE VIII - AMENDMENT....................................................................17


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                                       ii

                                     BYLAWS
                                       OF
                                PODS EQUITY, INC.


THESE BYLAWS (OR ANY PART) MAY BE SUPERSEDED BY AN AGREEMENT OF THE SHAREHOLDERS. IF THERE IS A CONFLICT BETWEEN THESE BYLAWS AND ANY SUCH SHAREHOLDERS' AGREEMENT, THEN THE SHAREHOLDERS' AGREEMENT SHALL PREVAIL.

                        ARTICLE I - SEAL AND FISCAL YEAR

         1.1 SEAL. The seal of this corporation shall have inscribed on it the name of this corporation, the date of its organization, and the words "Corporate Seal, State of Florida".

         1.2 FISCAL YEAR. The fiscal year of this corporation shall be determined by the Board of Directors upon filing the tax return of the corporation.

                        ARTICLE II - SHAREHOLDER MEETINGS

         2.1 PLACE OF MEETINGS. Meetings of the shareholders shall be held at the office of the corporation or at any other place (within or without the State of Florida) the Board of Directors or shareholders may from time to time select.

         2.2 ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. Unless otherwise directed by the Board of Directors, the annual meeting shall be held within three (3) months after the close of the corporation's fiscal year. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

         2.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, by the Board of Directors, or by the holders of one-tenth (1/10) or more of the shares outstanding and entitled to vote.

         2.4 NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         2.5 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

         2.6 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.

                  (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                  (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                  (c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                  (d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         2.7 VOTING RECORD.

                  (a) If the corporation has six (6) or more shareholders of record, the officers or agent (which shall be the Secretary unless the Board of Directors otherwise designates) having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

                  (b) If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         2.8 SHAREHOLDER QUORUM AND VOTING.

                  (a) Unless otherwise required in the Articles of Incorporation, a majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, unless otherwise required in the Articles of Incorporation, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

                  (b) If a quorum is present, unless otherwise required in the Articles of Incorporation, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

                           (c)      After a quorum has been established at a
shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         2.9 VOTING OF SHARES.

                  (a) Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

                  (b) Treasury shares, shares of stock of this corporation, if any, owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                  (c) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the Chairman of the board, President, any Vice President, Secretary and Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

                  (d) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                  (e) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  (f) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

                  (g) On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         2.10 WAIVER OF NOTICE. A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting and his waiver shall be deemed the equivalent of giving notice. Attendance of the shareholder at a shareholders' meeting shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

         2.11 PROXIES.

                  (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

                  (b) Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

                  (c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

                  (d) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

                  (e) If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         2.12 VOTING TRUSTS. Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         2.13 SHAREHOLDER AGREEMENTS. Subject to any restriction imposed by law, two or more shareholders, of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         2.14 ACTION BY SHAREHOLDERS WITHOUT A MEETING.

                  (a) Any action required by law, by these bylaws, or by the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  (b) Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

                             ARTICLE III - DIRECTORS

         3.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

         3.2 QUALIFICATION. Directors need not be shareholders of this corporation.

         3.3 COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

         3.4 DUTIES OF DIRECTORS.

                  (a) A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                  (b) In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

                           (1) one or more officers or employees of the
corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                           (2) counsel, public accountants or other persons as
to matters which the director reasonably believes to be within such person's professional or expert competence; or

                           (3) a committee of the board upon which he does not
serve, duly designated in accordance with a provision of the Articles of

Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                           (c) A director shall not be considered to be acting
in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

                           (d) A person who performs his duties in compliance
with this section shall have no liability by reason of being or having been a director of the corporation.

         3.5 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         3.6 NUMBER. This corporation shall have three (3) directors initially. The number of directors may be increased or decreased from time to time by resolution of the shareholders adopted at any duly called special or regular meeting of the shareholders or by written action in accordance with these bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director.

         3.7 ELECTION AND TERM.

                  (a) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

                  (b) At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         3.8 VACANCIES. Unless otherwise required in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of the shareholders entitled to vote. If by reason of the death of a shareholder there is no shareholder qualified to vote, the vacancy may be filled by the remaining Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         3.9 REMOVAL OF DIRECTORS. At a meeting of shareholders called EXPRESSLY for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         3.10 QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.11 DIRECTOR CONFLICTS OF INTEREST.

                  (a) No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

                           (1) The fact of such relationship or interest is
disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                           (2) The fact of such relationship or interest is
disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                           (3) The contract or transaction is fair and
reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

                  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         3.12 EXECUTIVE AND OTHER COMMITTEES.

                  (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

                           (1) approve or recommend to shareholders actions or
proposals required by law to be approved by shareholders;

                           (2) designate candidates for the office of director;

                           (3) fill vacancies on the Board of Directors or any
committee thereof;

                           (4) amend the Bylaws;

                           (5) authorize or approve the reacquisition of shares
unless pursuant to a general formula or method specified by the Board of Directors; or

                           (6) authorize or approve the issuance or sale of, or
any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

                  (b) The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

         3.13 PLACE OF MEETINGS. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

         3.14 TIME, NOTICE AND CALL OF MEETINGS.

                  (a) Regular meetings of the Board of Directors shall be held without notice on the date established by the Board of Directors by resolution delivered to all members of the Board of Directors; but if none is so established, then immediately after the annual shareholders meeting. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

                  (b) Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

                  (c) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  (d) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

                  (e) Meetings of the Board of Directors may be called by the President of the corporation or by any director.

                  (f) Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         3.15 ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                              ARTICLE IV - OFFICERS

         4.1 OFFICERS. The officers of this corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors, and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a President, Secretary or Treasurer shall not affect the existence of this corporation.

         4.2 DUTIES. The officers of this corporation shall have the following duties:

                  (a) The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

                  (b) A Vice President of the corporation, if elected, shall have such duties as are allocated to him by the President. In the absence of the President, the Vice President shall preside at all meetings of the shareholders and Board of Directors and shall exercise the duties of the President until his return.

                  (c) The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

                  (d) The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                  (e) An Assistant Secretary of the corporation, if elected, or if there are more than one, the one so designated by the board, shall, during the absence or disability of the secretary, have the powers and functions of the secretary.

                  (f) An Assistant Treasurer of the corporation, if elected, or if there are more than one, the one so designated by the board, shall, during the absence or disability of the treasurer, have all the powers and functions of the treasurer.

                  (g) The duties of other officers, and other duties of these officers, may be prescribed from time to time by resolution of the Board of Directors.

         4.3 REMOVAL OF OFFICERS.

                  (a) Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

                  (b) Except as otherwise provided in the Articles of Incorporation, any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

                  (c) Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the Bylaws shall have expressly reserved such power to the shareholders.

                  (d) Except as otherwise provided in the Articles of Incorporation, removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

         4.4 DELEGATION OF DUTIES. Whenever an Officer is absent or whenever for any reason the Board of Directors may deem it desirable, the board may delegate




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the powers and duties of an officer to any other officer or officers or to any director or directors.

                         ARTICLE V - STOCK CERTIFICATES

         5.1 ISSUANCE. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         5.2 FORM.

                  (a) Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

                  (b) If there is more than one class of stock, every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                  (c) Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

                  (d) Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized




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under the laws of this state; the name of the person or persons to whom issued;
the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share presented by such certificate, or a statement that the shares are without par value.

         5.3 TRANSFERS OF SHARES. Shares of the corporation shall only be transferred on its books upon the surrender to the corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, and new certificates issued to the person entitled to them, and the transaction recorded on the books of the corporation.

         5.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and satisfies any other reasonable requirements imposed by the corporation.

                         ARTICLE VI - BOOKS AND RECORDS

         6.1 BOOKS AND RECORDS.

                  (a) This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

                  (b) This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

                  (c) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         6.2 SHAREHOLDERS' INSPECTION RIGHTS. Upon written demand given at least five (5) business days before the date on which he wishes to inspect and copy, stating the purpose thereof, any shareholder or holder of voting trust certificates for shares of the corporation shall have the right to examine its



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relevant books and records of accounts, minutes and records of shareholders and to make copies thereof. Such inspections and copying may be done in person or by agent or attorney and shall be during regular business hours. A proper purpose shall be required for such inspection and copying to the extent provided by law.

         6.3 FINANCIAL INFORMATION.

                  (a) Unless modified by resolution of the shareholders, not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

                  (b) Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

                  (c) The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                             ARTICLE VII - DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay, dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

                  (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Article, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.


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



                  (b) Dividends may be declared and paid in the corporation's own treasury shares.

                  (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

                           (1) If a dividend is payable in shares having a par
value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

                           (2) If a dividend is payable in shares without par
value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

                  (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

                  (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

                            ARTICLE VIII - AMENDMENT

         These Bylaws may be repealed or amended, and new bylaws may be adopted by the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide such bylaw is not subject to amendment or repeal by the directors.

DATED:  as of September 3, 1999


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